Exhibit 3










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                            SHAREHOLDER PUT/CALL AGREEMENT

               AGREEMENT entered into as of this 21st day of December, 1993 among Petroleum Heat and Power Co., Inc., a Minnesota corporation

          ("Petro"), American  Gas & Oil Investors, a New York partnership,

          AmGO  II,  a   New  York  partnership,  AmGO  III,   a  New  York

          partnership,  First Reserve Secured  Energy Assets Fund,  L.P., a

          Delaware  partnership, FRC  Star Gas,  Inc.,  and The  Prudential

          Insurance   Company  of   America,  a   New  Jersey   corporation

          ("Prudential").



               WHEREAS,   American  Gas  &  Oil  Investors,  First  Reserve

          Secured Energy Assets Fund, L.P., FRC Star Gas, Inc., AmGO II and

          AmGO   III  (collectively,   the  "FRC  Shareholders")   own  the

          outstanding shares of common stock,  par value $1.00 per share of

          Star  Gas Corporation, a Delaware corporation ("Star Gas") which,

          together  with  such  shares  of Common  Stock  as  the  Investor

          Shareholders may hereafter  own, are referred to  collectively as

          "Common Stock"; the FRC Shareholders together with Prudential are referred to herein as the "Investor Shareholders";



               WHEREAS, the  Investor Shareholders  also own  shares of  8%

          Cumulative  Convertible  Preferred  Stock   of  Star  Gas,  which

          together with all shares of  such preferred stock as the Investor

          Shareholders may hereafter  own, are referred to  collectively as

          "8% Cumulative Convertible Preferred Stock".


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               WHEREAS, Star Gas  has entered into an agreement  to sell to

          Petro, and  Petro has  agreed to  buy, certain  of Star  Gas's 8%

          Cumulative  Convertible Preferred Stock and has further agreed to provide an  option to Petro  to purchase shares of  Common Stock;

          and



               WHEREAS,  as  a further  inducement  to  Petro  and the  FRC

          Shareholders  to enter into such agreements, the FRC Shareholders wish to grant Petro a call option to buy all the shares of Common

          Stock owned by the FRC Shareholders  as well as the 8% Cumulative

          Convertible Preferred Stock and shares of Common Stock  issued to them  upon  the  conversion  of  the  8%  Cumulative  Convertible

          Preferred Stock of  Star Gas and the exercise  of certain options and Petro wishes to grant to the FRC Shareholders a put option to require Petro  to purchase  all the shares  of Common  Stock that they own; and



                    WHEREAS, Prudential is also willing to grant to Petro a

          call  option  to  purchase  all   shares  of  its  8%  Cumulative

          Convertible Preferred  Stock and  shares of  Common Stock  issued upon  the conversion of  the 8% Cumulative  Convertible Preferred

          Stock of Star Gas, subject, however, to the prior  rights of Star

          Gas and Prudential under the  Star Gas Put/Call Agreement of even date and  Petro wishes  to grant  to Prudential  a put  option to require Petro  to purchase all the shares  of Common Stock and 8%

          Cumulative Convertible Preferred Stock owned by Prudential; and


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                    WHEREAS, the parties intend  that this Agreement  shall

          be binding upon  and inure to the  benefit of any person  who may acquire  8% Cumulative  Convertible  Preferred  Stock and  Common

          Stock from  them, so that  (a) the term "FRC  Shareholders" shall include FRC  and any transferee  of an existing  FRC Shareholder,

          (b) the  term "Prudential Shareholders"  shall include Prudential and any  transferee  of Prudential  and  (c) the  term  "Investor

          Shareholders" shall include all  FRC Shareholders and  Prudential

          Shareholders  as defined  in this  paragraph; provided,  however,

          that this  Agreement shall not  be binding  upon or inure  to the benefit of any person who may acquire any such shares in a public offering or in  ordinary brokerage transactions pursuant  to Rule

          144 under  the Securities  Act of 1933,  as amended  ("Rule 144")

          following a public offering of the Common Stock.



               NOW,  THEREFORE, in  consideration of  the mutual  covenants herein contained, it is hereby agreed as follows:



          1.   The Options.
               -----------



               1.1 Call  Option.  For the  period beginning on the  date on
                   ------------

          which Star Gas' audited financial statements for  the fiscal year ending September  30, 1994 are  first delivered to Petro  and the

          Investor  Shareholders and ending  December 31, 1998,  subject to

          Section 1.2 hereof,  Petro shall have the option  ("Call Option")

          to acquire  all, but  not less  than all,  of  the 8%  Cumulative


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          Convertible Preferred  Stock and Common  Stock from time  to time owned by  the Investor Shareholders including  without limitation the shares of Common Stock issuable upon the conversion of the 8%

          Cumulative Convertible  Preferred Stock  of Star  Gas and  shares issued upon the exercise  of the Shareholder Option Agreement  to the  extent the Shareholder  Option Agreement has  been exercised prior to its  Expiration Date (as defined therein),  in each case for an aggregate purchase price ("Call Option Price") computed as follows:



                    (a)  first, by calculating the product of (i) Star Gas'

          EBITDA  for the  12  months  ended with  its  most recent  fiscal quarter completed  prior to  the notice of  exercise of  the Call

          Option and (ii) the greater of 7 or the Petro EBITDA Multiple;



                    (b)   next, by taking such product in (a) above and (i)

          subtracting from it  the amount of Long-Term  Obligations of Star

          Gas as  of the last day of such  12 month period, and (ii) adding to it the amount of net working capital of Star Gas (i.e. current assets  less current liabilities) as  of the last  day of such 12 month period in  excess of $4,000,000 and (iii) adding  to it the proceeds that would be received by Star Gas upon  the exercise of all options, warrants  and similar rights to  purchase securities outstanding on the last day of such 12 month period to the extent the shares issuable  upon exercise are included in  Fully Diluted

          Shares;


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                    (c)     next, by  taking the  result  of (b)  above and

          dividing such result by the number of Fully Diluted Shares;



                    (d)    next, by taking the per  share amount calculated

          in (c) above and multiplying it by the number of shares of Common

          Stock  of the Investor  Shareholders being purchased  pursuant to such Call Option and  the number of shares  of Common Stock  then issuable upon  the conversion  of the  8% Cumulative  Convertible

          Preferred  Stock of  the Investor  Shareholders  to be  purchased pursuant to the Call Option.



               1.2  The Call  Option of  Petro to  acquire shares owned  by

          Prudential is subject to the  Star Gas Put/Call Agreement of even date pursuant  to which Star Gas  has a call  on the Series  D 8%

          Cumulative Preferred Stock  of Star Gas  owned by Prudential  and shares  of Star Gas  Common Stock issued  upon conversion thereof and Prudential has  the right to require Star  Gas, under certain circumstances to purchase said shares.



               1.3  Put Option.   For the period beginning  January 1, 1999
                    ----------

          or, if earlier, from the date of a Change of Control with respect to Petro,  through and including  December 31, 1999, each  of the

          Investor Shareholders,  individually, will  have an  option ("Put

          Option") to require  Petro to purchase all but not  less than all of their  shares of  Common Stock and  8% Cumulative  Convertible




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          Preferred  Stock for  an aggregate  purchase  price ("Put  Option

          Price") computed as follows:



                    (a)  first by calculating  the product of (i) Star Gas'

          EBITDA  for the  12  months  ended with  its  most recent  fiscal quarter  completed prior  to the  notice of  exercise of  the Put

          Option and  (ii) the greater of (A) 5 or  (B) .85 of Petro EBITDA

          Multiple;



                    (b)   next, by taking such product in (a) above and (i)

          subtracting  from it the amount of  Long-Term Obligations of Star

          Gas as of the last day of  such 12 month period, and (ii)  adding to it the amount of net working capital of Star Gas (i.e. current assets less current  liabilities) as of  the last day of  such 12 month period in excess of $4,000,000  and (iii) adding to it  the proceeds that would be received by Star  Gas upon the exercise of all options, warrants  and similar rights to  purchase securities outstanding on the last day of such 12 month period to the extent the shares issuable  upon exercise are included  in Fully Diluted

          Shares;



                    (c)     next,  by taking  the result  in (b)  above and

          dividing such result by the number of Fully Diluted Shares;



                    (d)   next, by taking the per share amount in (c) above

          and multiplying  such amount  by the number  of shares  of Common


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          Stock  of the Investor  Shareholders being purchased  pursuant to such Put  Option and the  number of  shares of Common  Stock then issuable upon  the conversion  of the  8% Cumulative  Convertible

          Preferred  Stock of  the Investor  Shareholders  to be  purchased pursuant to the Put Option.



               1.4  Definitions.
                    -----------

               "Change of Control" means the  occurrence of any event which results in the number of  directors of Petro's Board of Directors who  are designated  by  the  Sevin Group  (in  an individual  or fiduciary capacity) in  accordance with a Shareholders  Agreement dated as of  July 28, 1992 among Petro  and certain shareholders,

          constituting less  than a majority  of the Board.   "Sevin Group"

          shall mean collectively, the Estate of Malvin P. Sevin, Audrey L.

          Sevin, Irik  P. Sevin, Thomas  J. Edelman, Phillip Ean  Cohen and

          Margot Gordon.

               "EBITDA"  for a  company  means  consolidated income  before

          interest,  depreciation   and  amortization   and  income   taxes

          excluding gains or losses from  the sale of assets other than  in the ordinary course  of business, non-recurring gains  or losses,

          extraordinary   items  and   the  costs  of   any  restructuring,

          calculated  in  accordance  with  generally  accepted  accounting

          principles  consistently   applied,  all  as  reported   in  that

          company's financial statements; provided that consolidated income of any other person (other than a corporation of which a majority

          of  the  capital   stock  having  voting  power   under  ordinary


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          circumstances to  elect a majority  of the board of  directors is owned by  the company or  a subsidiary  of such company)  will be included  only to  the  extent  of  dividends  and  distributions

          received  by  the   company.    EBITDA  shall   include  (without

          duplication)  EBITDA  (defined  as the  same  manner  as  in this

          Agreement) of each business (on a pro forma basis) which has been acquired  during  the 12  months  ended  with  the most  recently completed  fiscal quarter of  Star Gas or Petro,  as the case may

          be,  using  the   pro  forma  adjustments  comparable   to  those

          customarily made by Petro in SEC reporting of its acquisitions of businesses pursuant to the periodic reporting requirements of the

          Securities Exchange Act of 1934.



               "Fully Diluted Shares" means with respect to Star Gas, as of the date of  determination, the number of shares  of Common Stock actually  issued and  outstanding,  plus  the  number  of  shares issuable upon  the conversion  of the  8% Cumulative  Convertible

          Preferred  Stock, plus  the  number  of  shares of  Common  Stock issuable pursuant to that certain option dated as of December 21,

          1993 granted by Star Gas to  Petro, plus the number of shares  of

          Common Stock issuable pursuant to all other options, warrants and similar rights to  purchase Common Stock, and plus  the number of shares of Common Stock issuable  upon the conversion of any other class  of convertible  securities of  the Corporation;  provided,

          however,  that only those options, warrants and similar rights to purchase shares of Common Stock, that have an exercise price that


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          is less than (i) the Call Price (determined without including the shares  issuable upon  exercise  of  such  options,  warrants  or similar rights),  when "Fully  Diluted Shares"  is being used  to determine the  Call  Price, or  (ii)  the Put  Price  (determined without  including  the  shares issuable  upon  exercise  of such options, warrants or similar rights), when "Fully Diluted Shares"

          is being  used to determine the Put Price,  shall be deemed to be included in this definition.



               "Long-Term Obligations" of an entity means the face value of

          indebtedness  for   money  borrowed  (excluding   any  discounts,

          including  original issue discount,  or premiums) of  such entity that pays  cash interest or  interest in the form  of instruments representing similar indebtedness plus the amortization  payments of all other  debt discounted at an  annual rate of 11%  plus the amounts  of capitalized lease  obligations and minus  the current portion  of  any  such indebtedness  and  obligations;  provided,

          however, that the  amount of any  debt security convertible  into

          shares  of  common   stock  shall  be  excluded   from  Long-Term

          Obligations to the extent that such security is  deemed converted for purposes of Fully Diluted Shares.



               "Petro's  EBITDA Multiple"  means the  amount determined  by dividing (i)  the sum of the  amount of Long Term  Obligations of

          Petro other than securities convertible into common stock and the face value  of any  preferred stock of  Petro outstanding  on the


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          date  EBITDA is determined other than securities convertible into common stock  and the  product of  (a) the  number of  issued and outstanding shares of all classes Petro's common stock on a fully

          diluted  basis,  assuming  the  conversion   of  all  convertible

          securities, on the date EBITDA  is determined and (b) the average of the  last reported  sales price for  each respective  class of stock (with the sales  prices for the Class C Common Stock deemed to be the same as the sales prices for  the Class A Common Stock)

          for the  10 trading  days preceding  the  date on  which the  Put

          Option  or Call  Option is  exercised as  reported by  the NASDAQ

          National Market System, or if a class of stock is not included in the NASDAQ National Market System,  then on the stock exchange or listing service on  which such class is included, or,  if no such sales prices exist, then the fair value of such class of stock as determined by an investment banking firm of nationally recognized standing selected by Petro by (ii) Petro's EBITDA (defined in the same manner as in  this Agreement) for  the 12 months ended  with its most recently completed fiscal quarter completed prior to the exercise of the Put Option or the Call Option.



               "Shareholder Option Agreement" means  the Shareholder Option

          Agreements of  even date between  Star Gas  and each  of the  FRC

          Shareholders.



               1.5  Minimum Prudential Call  Option Price.  Notwithstanding
                    -------------------------------------

          the foregoing, if Petro exercises the Call Option to purchase the


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          shares  of Common Stock  and 8% Cumulative  Convertible Preferred

          Stock owned by Prudential, the  Call Option Price for such shares shall be no less than $14.1350 per share of Common Stock or share of Common Stock which would  be receivable upon conversion of the

          8%  Cumulative  Convertible  Preferred Stock  (in  each  case, as adjusted for stock  splits, stock  dividends and  the like)  plus such additional amount as will result in a yield to Prudential on the shares  so purchased  of 12.625%  per annum  compounded semi-

          annually from December 1, 1993 ("Floor Option Price").  The Floor

          Option  Price shall  include, and  Prudential  shall transfer  to

          Petro  for  no   additional  consideration,  all  shares   of  8%

          Cumulative  Convertible Preferred Stock  issued as a  dividend on the shares of 8% Cumulative Convertible Preferred  Stock owned by

          Prudential to be repurchased pursuant to the Call Option.

               1.6  Petro's  Special Call  Option on  the  Holdings of  the
                    -------------------------------------------------------

          Prudential  Shareholders.   If at  any  time prior  to the  fifth
          ------------------------

          anniversary  of the execution  of this Agreement,  any Prudential

          Shareholder shall vote any Star Gas equity securities owned by it against any bona fide merger  proposal or against the liquidation or  dissolution of  Star Gas,  then Petro  may exercise  the Call

          Option  to purchase the securities of all Prudential Shareholders subject thereto on the terms set forth above except  that (a) the one year  waiting period in Section  1.1 shall not  apply (b) the

          EBITDA multiple of 7 in Section  1.1(a)(ii) shall be reduced to 6 and (c) notwithstanding  Article 2, the entire Call  Option Price would be payable by wire transfer of immediately available funds.


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               1.7  Option Agreement.  Immediately upon the exercise of the
                    ----------------

          Call Option, Petro shall grant  to the FRC Shareholders an option to purchase, on terms and conditions identical to those set forth in those  certain  Option Agreements,  dated as  of December  21,

          1993, from  Star Gas Corporation to various FRC Shareholders (the

          "Option Agreement"),  a total number  of shares of Petro  Class A

          Common Stock equal  to the  number of shares  of Star Gas  Common

          Stock which could then be purchased under the unexercised portion of the Option Agreement, multiplied by a fraction, the  numerator of which is  the Call Price and  the denominator of which  is the per  share value  of the  Petro Class  A Common  Stock determined pursuant to Clause  1.4(b) and the Purchase Price  of such option shall be  equal to  the current Purchase  Price under  the Option

          Agreement divided by the same fraction.

               1.8  Minimum  FRC Call  Option  Price.    Anything  in  this
                    --------------------------------

          Agreement to the contrary notwithstanding, if Petro exercises the

          Call  Option to  purchase the  shares of  Series A  8% Cumulative

          Convertible Preferred Stock owned by the FRC Shareholders on  the date hereof (or shares of Common Stock received on the conversion thereof), the Call  Option Price per share of  Common Stock shall be no less than $10.8368 per share (in each case, as adjusted for stock splits, stock dividends and the like).










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          2.  Exercise of Option
              ------------------

               2.1  Manner of Exercise
                    ------------------

               Until  the expiration  date of  the Call  Option or  the Put

          Option, the holder thereof may exercise such option in accordance with the provisions hereof.

               (a)   In  order to  exercise  the Call  Option, Petro  shall

          deliver on  the exercise  date to the  Investor Shareholders,  at their respective principal offices or such other office or agency designated by  each of them  for such purpose, written  notice of

          Petro's election to exercise such  option and at Petro's election it shall (i) make a  wire transfer in immediately available funds equal  to the  Call Option  Price to  accounts designated  by the

          Investor   Shareholders  or   (ii)   deliver  a   certificate  or

          certificate for  the number of  shares of Petro's Class  A Common

          Stock  ("Class  A Common  Stock")  having a  value  determined in accordance with  Section  2.2 equal  to  the Call  Option  Price;

          provided,  however, that  in  the case  of  Prudential, at  least twenty percent (20%) of  the Call Option Price  shall be paid  by wire transfer in immediately available funds.  The certificate or certificates representing Class A Common Stock so delivered shall be in such  denomination or denominations as may  be specified by the  applicable Investor Shareholder  and shall be  registered in the name of such holder.



               Upon  receipt of the  materials delivered by  Petro upon the exercise  of a  Call  Option under  this  section, each  Investor


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          Shareholder shall, against payment, execute and deliver, or cause

          to  be  executed  and  delivered,  to  Petro  a   certificate  or

          certificates  representing  the  aggregate number  of  shares  of

          Common Stock or  8% Cumulative Convertible Preferred  Stock owned

          by  such  Investor  Shareholder  together  with   executed  stock

          transfer powers to Petro or to any person designated by Petro.



               The certificate or certificates representing Common Stock or

          8%  Cumulative Convertible  Preferred Stock  and  Class A  Common

          Stock shall be deemed to have  been issued and the holder thereof or any  other person so  designated to be named  therein shall be deemed to have become a holder of record of such shares of Common

          Stock  or 8% Cumulative  Convertible Preferred  Stock or  Class A

          Common  Stock, as the case may be,  as of the date such notice is received by the Investor Shareholders as aforesaid if such option has  been  exercised  in compliance  with  the  above provisions.

          Petro shall pay all expenses,  taxes and other charges payable in connection with the  preparation, issuance and delivery  of share certificates under this section.



               (b) In order to exercise  the Put Option, an Investor Share-

          holder shall  deliver to Petro,  at its principal office  or such other office or agency designated by it for such purpose, written notice  of  such holder's  election to  exercise such  option and within  three  days thereafter  such  Investor  Shareholder shall deliver to Petro  a certificate or certificates  representing the


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          number of  shares of  Common Stock  or 8%  Cumulative Convertible

          Preferred  Stock owned by such Investor Shareholder together with executed  stock  transfer  powers  to  Petro  or  to  any  person designated by Petro.



               Simultaneously with  receipt of the  materials delivered  by the Investor Shareholders following the exercise of a Put Option,

          Petro shall, at its election, either (i) wire transfer the amount of  the purchase  price  in  immediately  available funds  to  an account  designated by the  Investor Shareholder or  (ii) execute and deliver, or cause to be executed and delivered,  to each such

          Investor Shareholder  the shares  of Petro  Class A Common  Stock valued  pursuant to  Section 2.2  in  payment of  the Put  Option

          Price.  The certificate or  certificates so delivered shall be in such denomination or  denominations as may  be specified in  such notice and shall be registered in the name of such holder.



               Such certificate  or certificates  shall be  deemed to  have been issued and such holder or any other  person so designated to be named  therein shall  be deemed  to  have become  a holder  of record  of such  shares of  Class A  Common Stock,  8% Cumulative

          Convertible Preferred Stock or Common  Stock, as the case may be,

          as of the date such notice  is received by Petro as aforesaid  if such  option  has been  exercised  in compliance  with  the above

          provisions.    Petro shall  pay  all  expenses,  taxes and  other




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          charges  payable in connection with the preparation, issuance and delivery of share certificates under this section.



               2.2   Value  of the  Class  A Common  Stock.   The  value of
                     -------------------------------------

          Petro's Class A Common Stock shall be deemed to be the average of the last  reported sales price  for Petro's Class A  Common Stock for the 10 trading days preceding the date on which the option is exercised as reported by the NASDAQ National Market System, or if the Class A Common  Stock is not included in  the NASDAQ National

          Market System, then  on the stock exchange or  listing service on which the Class  A Common Stock is  included.  In the  event that

          Petro's Class A Common Stock is not listed on any national public securities  exchange (including NASDAQ)  in the United  States at the date of the exercise of the Call Option or the Put Option, as the case may  be, then the  Call Option Price  or the Put  Option

          Price  shall be  determined  without  regard  to  Petro's  EBITDA multiple,  and shall  be  paid by  wire  transfer of  immediately available funds.



               2.3  Option Shares Fully Paid
                    ------------------------

               All shares of Class A  Common Stock issued upon the exercise of an  option  shall be,  when issued,  duly authorized,  validly issued, fully paid and non-assessable.



               2.4  Fractional Shares
                    -----------------




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               Petro shall not  be required upon the exercise  of an option to issue  a certificate representing  any fraction of a  share of

          Class A Common  Stock, but, at  the option of  Petro, in lieu  of issuing  such  fractional share, may pay  for such fraction  of a share in cash at the purchase price in effect on the date of such exercise of such option.



               2.5  Limits on Resale of Common Stock.
                    --------------------------------

               In no  event shall Petro  offer for sale, sell  or otherwise transfer, directly or indirectly, any shares of Common Stock that it owns, without the prior written consent of all of the Investor

          Shareholders,  during the twelve-month  period commencing  on the exercise date of such Call  Option; provided, however, that  this paragraph shall not prohibit Petro from selling substantially all of  its  assets, merging  or consolidating  with or  into another entity or selling all its  outstanding stock to another entity or person.



               Petro  agrees that it  shall cause  Star Gas  not to  make a

          public   offering  of  its  Common  Stock  registered  under  the

          Securities Act of 1933, without  the prior written consent of all of  the  Investor  Shareholders, during  the  twelve-month period commencing on  the exercise date  of such Call  Option; provided,

          however, that such  consent shall not be necessary  if the number of  shares of  Common  Stock  so  offered are  no  more  than  an




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          aggregate of twenty percent (20%)  of the number of Fully Diluted

          Shares.



          3.   Registration Rights.
               -------------------

               3.1. Piggy-Back Registration Rights.
                    ------------------------------

                    3.1.1     If  Petro proposes  to  file, on  its  behalf

          and/or on behalf of any of its securities holders, a Registration

          Statement  under the  Securities  Act of  1993,  as amended  (the

          "Securities  Act") other  than  in  connection  with  a  dividend reinvestment,  employee stock purchase, option or similar plan or in  connection  with a  merger, consolidation  or reorganization,

          Petro  shall give  written notice  to  each Investor  Shareholder which  acquired Petro  Class A  Common Stock  at its  address set forth  herein  at  least  30  days before  the  filing  with  the

          Securities and Exchange Commission  ("SEC") of such  Registration

          Statement.   Each Investor Shareholder who desires to include any

          of  its shares  of  Class  A Common  Stock  in such  Registration

          Statement shall give written notice to Petro within 20 days after the date  of mailing of such offer, and  shall deliver to Petro a letter from counsel selected by such Investor Shareholder  to the effect  that registration under  the Securities Act  is required.

          Petro shall thereupon include in  such filing the shares of Class

          A  Common  Stock  designated by  such  Investor  Shareholder and,

          subject to its right to withdraw  such filing, shall use its best efforts to effect  registration under the Securities Act  of such

          Shares.

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                    3.1.2     The  right of  the  Investor Shareholders  to

          have  shares included in any Registration Statement in accordance with the  provisions of this Section 3.1  shall be subject to the following conditions:



                         3.1.2.1   Petro shall  have the  right to  require

                    that  Investor   Shareholders  participating   in  such

                    Registration Statement  agree to refrain  from offering

                    or selling (other than in a private sale) any shares of

                    Common Stock  that they own  which are not  included in

                    any such Registration Statement in accordance with this

                    Section  3.1 for  any time  period (not  to  exceed 120

                    days) specified in writing by any managing  underwriter

                    oftheofferingto whichsuchRegistrationStatement relates;



                         3.1.2.2   If  any  managing   underwriter  of  the

                    offering to  which the  Registration Statement  relates

                    informs  Petro  in  writing that  the  total  number of

                    shares  of  Common  Stock  requested  by  the  Investor

                    Shareholders  to   be  included  in   the  Registration

                    Statement is sufficiently  large to affect  the success

                    of  such offering  adversely, then  Petro  will include

                    only the  number of shares, if any, in the Registration

                    Statement that such  managing underwriter shall  advise

                    Petro will not  so affect the offering,  and reductions

                    in the  number of shares  of Common Stock owned  by the

                    Investor  Shareholders will  be  made proportionate  to

                    their respective percentages of  ownership of shares to

                    be included in the Registration Statement;



                         3.1.2.3   Petro     shall     furnish     Investor

                    Shareholders who have shares included in a Registration

                    Statement pursuant to this Section 3.1 with such number

                    of  copies of the  prospectus relating to  the Offering

                    (the "Prospectus") (including  any preliminary prospec-

                    tus  or supplemental  or  amended  prospectus) as  such

                    Investor Shareholder may reasonably request in order to

                    facilitate the sale and distribution of its shares; and



                    3.1.3     Notwithstanding the  foregoing, Petro  in its

          sole discretion may determine not to file the registration state-

          ment or proceed with  the offering as to which the  notice speci-

          fied   herein  is  given   without  any  liability   to  Investor

          Shareholders.



                    3.1.4     Each  Investor  Shareholder  shall  have  the

          right to register  shares of Common Stock under  this Section 3.1 on an unlimited number of occasions.

               3.2. Independent Registration Rights.
                    -------------------------------

                    3.2.1     If either the FRC Shareholders or  Prudential

          Shareholders holding in  either case a majority of  the shares of

          Petro Class A Common Stock held by the specific shareholder group

          (determined  by reference to the Shareholders' Agreement dated as of December 21, 1993 relating to Star Gas), proposes to offer for sale, sell or  transfer their respective shares of  Petro Class A

          Common  Stock which may require registration under the Securities

          Act  such shareholder  shall give Petro  written notice  of their desire  to sell  such  shares, specifying  the  number of  shares proposed to be sold and the plan for distribution of such shares.

          Petro will thereafter:



                         3.2.1.1   Prepare  and  file with  all  deliberate

               speed  a  Registration   Statement  with  the  SEC   on  the

               appropriate  form and  use its  best  efforts to  cause such

               Registration  Statement to  become effective  in order  that such shareholders may  sell their shares in  accordance with the proposed plan of distribution;



                         3.2.1.2   Prepare  and  file  with  the  SEC  such

               amendments  and supplements  to such  Registration Statement and  Prospectus used  in  connection  therewith  as  may  be necessary to keep such  Registration Statement effective for up  to 120  days and to  comply with  the provisions  of the

               Securities Act with respect to the offer of the shares covered by such Registration Statement during the period required for distribution of such shares, which period shall not be in excess of three months from the effective  date of such Registration Statement;

                         3.2.1.3   Furnish  to such  shareholders, if  such

               shares  have been  included  in the  Registration  Statement pursuant to this  Section 3.2, such number of  copies of the

               Prospectus (including any preliminary prospectus or  supple-

               mental  or  amended  prospectus) as  such  shareholders  may reasonably  request  in  order to  facilitate  the  sale and distribution of the shares;



                         3.2.1.4   Use  reasonable efforts  to register  or

               qualify such shares  covered by such  Registration Statement under  such  other  securities  or  blue sky  laws  of  such jurisdictions as the  shareholders shall reasonably request,

               and do  any  and all  other  acts and  things  which may  be

               reasonably   necessary   or   advisable   to   enable   such

               shareholders   to  consummate   the   disposition  in   such

               jurisdictions  of the  shares  owned by  such  shareholders,

               except that Petro shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any  jurisdiction where, but for the requirements of this

               clause  3.2.1.4,  it  would  not  be   obligated  to  be  so

               qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;



                         3.2.1.5   Use  reasonable  efforts to  cause  such

               shares   covered  by  such   Registration  Statement  to  be

               registered  with  or  approved  by  such  other governmental agencies  or authorities as  may be necessary  to enable the shareholders to consummate the  dispositions of such  shares of Common Stock;



                         3.2.1.6   Notify promptly the shareholders selling

               any such shares  covered by such Registration  Statement, at any time when a Prospectus  relating thereto is required  to be delivered under  the Securities Act, of  Petro's becoming aware  that  the  Prospectus included  in  such Registration

               Statement, as then  in effect, includes an  untrue statement of  a  material fact  or  omits  to  state a  material  fact required  to  be stated  therein  or necessary  to  make the statements  therein not  misleading  in  the  light  of  the circumstances then existing, and, at the request of any such selling shareholder,  prepare and  furnish  to such  selling shareholder a reasonable number of  copies of an amended  or supplemental  Prospectus as  may be  necessary  so that,  as thereafter  delivered to the purchasers of such shares, such

               Prospectus  shall not  include  an  untrue  statement  of  a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not  misleading in  the light  of the  circumstances then existing;



                         3.2.1.7   Otherwise  use  reasonable   efforts  to

               comply with all applicable rules and regulations of the SEC,

               and make  available  to its  security  holders, as  soon  as reasonably practicable (but not  more than eighteen  months)

               after the effective  date of the Registration  Statement, an earnings  statement which  shall satisfy  the provisions  of

               Section 11(a)  of  the  Securities  Act and  the  rules  and regulations promulgated thereunder;



                         3.2.1.8   Use reasonable efforts to list or  admit

               for  trading  such shares  of Common  Stock on  the National

               Association  of  Securities  Dealers, Inc.  National  Market

               System  ("NASDAQ NMS") or  any securities exchange  on which the  Common Stock  is then  listed, if  such shares  are not already  so listed  and if  such listing  is then  permitted under the rules of  the NASDAQ NMS or such  exchange, and to provide  a  transfer  agent and  registrar  for  such shares covered  by such Registration  Statement not later  than the effective date of such Registration Statement;



                         3.2.1.9   Enter  into  an  underwriting  agreement

               with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions;



                         3.2.1.10  Use reasonable efforts to obtain a "cold

               comfort" letter or letters from the Petro independent public accountants  in customary form  and covering matters  of the type  customarily covered by  "cold comfort" letters  as the shareholders selling such shares shall reasonably request;



                         3.2.1.11  Make  available  for inspection  by  the

               shareholders   selling   such   shares   covered   by   such

               Registration Statement, by  any underwriter participating in any disposition to be effected pursuant to such Registration

               Statement and  by any  attorney, accountant  or other  agent retained by any  such shareholders or any  such underwriter,

               all  pertinent   financial  and  other   records,  pertinent

               corporate documents and  properties of Petro, and  cause all of Petro's officers,  directors and employees to  supply all

               information  reasonably   requested  by  any   such  selling

               shareholders, underwriter, attorney, accountant  or agent in connection with such Registration Statement; and



                         3.2.1.12  Obtain for delivery  to the underwriters

               or  agent and to selling shareholders an opinion or opinions from counsel for Petro in customary form and in form and scope reasonably satisfactory to such underwriter or agent and their counsel.



                    3.2.2     The  right of  the  Investor Shareholders  to

          have shares registered pursuant to the provisions of this Section

          3.2 shall be subject to the following conditions:



                         3.2.2.1   If a  request for  registration is  made

               within  60  days prior  to  the conclusion  of  Petro's then current fiscal year, Petro shall have the right to delay the filing of the Registration Statement for such period of time until  Petro receives its  audited financial  statements for such fiscal year;



                         3.2.2.2  If  any   managing  underwriter  of   the

               offering to which the Registration Statement relates informs

               Petro that total number of  shares of Common Stock requested

               by  the  Investor   Shareholders  to  be  included   in  the

               Registration  Statement is sufficiently  large to affect the success  of such offering adversely, then Petro will include only  the  number of  shares,  if any,  in  the Registration

               Statement that  such managing underwriter shall advise Petro will not so affect the offering and reductions in the number of shares of Common Stock owned by the Investor Shareholders will be made  proportionate to their respective  percentages of ownership; provided, however, that the shareholders requesting such registration shall not be required to reduce the number of shares of Common Stock that  such shareholders have  requested to be included in the registration statement without such shareholders' written consent;



                         3.2.2.3   Each of the  Prudential Shareholders and

               the  FRC Shareholders shall  each be entitled  to request no more than  two (a  total of  four) Registration  Statements;

               provided, however,  that a  request will  be disregarded  in determining a shareholder's rights under this paragraph if a

               Registration  Statement  based upon  such  request  does not actually become effective; and



                         3.2.2.4   Petro  shall not  be required to  file a

               Registration Statement  on behalf  of Investor  Shareholders under this  Section within  six months  after the  effective date  of  a  Registration Statement  in  which  the Investor

               Shareholders are offered  an opportunity  to include  shares pursuant to Section 3.1 hereof.



               3.3  Expenses.     Petro  will  bear  all  the  expenses  in
                    --------

          connection with any  Registration Statement under Section  3.1 or

          Section 3.2 hereof (including the reasonable fees and expenses of counsel  to any Investor Shareholders), other than transfer taxes payable on the  sale of such  shares and fees and  commissions of brokers, dealers and underwriters.

               3.4  "No  Action" Letter; Opinion  of Counsel.   No Investor
                    ----------------------------------------

          Shareholder  shall have  registration rights  under this  Article with respect to any sales proposed by  them of shares as to which sales (i) a  "no action" letter is  received from the SEC  or its staff  confirming the  availability  of  an  exemption  from  the requirements of the Securities Act or (ii) an unqualified opinion of counsel to  Petro is rendered to the  effect that registration of such shares for such  sales is not required; provided, further however,  that in  both  cases  (i) and  (ii)  above, the  volume limitations of  Rule 144(e)  under the  Securities Act  shall not limit  the amount  of shares  of Common  Stock that  the Investor

          Shareholders  are entitled to offer and sell without registration under the Securities Act.



               3.5  Recall  of  Prospectuses,  etc.    With  respect  to  a
                    -------------------------------

          Registration  Statement or  amendment thereto  filed pursuant  to this  Article,  if,  at  any time,  Petro  notifies  the  selling

          Investor Shareholders  that an  amendment or  supplement to  such

          Registration  Statement or amendment  or the  prospectus included

          therein  is  necessary  or  appropriate,  the  selling   Investor

          Shareholders will forthwith cease selling and distributing shares thereunder  and will forthwith  redeliver to Petro  all copies of such  Registration  Statement  and  prospectuses  then  in  their

          possession  or under  their control.    Petro will  use its  best

          efforts to  cause  any such  amendment  or supplement  to  become effective as  soon as  practicable and  will furnish  the selling

          Investor Shareholders with a reasonable  number of copies of such amended or supplemented  Prospectus (and the period  during which

          Petro  is required  to  use  its best  efforts  to maintain  such

          Registration  Statement in effect pursuant to this Agreement will be increased by  the period from  the date  on which the  selling

          Investor  Shareholders  ceased  selling  and distributing  shares thereunder  to the  date on  which  such amendment  or supplement becomes effective).



               3.6  Cooperation of  Investor Shareholders.  Petro  shall be
                    -------------------------------------

          entitled  to  require  that  each  selling  Investor  Shareholder cooperate with Petro  in connection with a registration of shares of Class A Common Stock pursuant  to this Article and furnish (i)

          such information regarding such selling Investor Shareholders and the distribution  as may  be reasonably required  by Petro  or as

          required  by   law  in   connection  therewith   and  (ii)   such

          representations,  undertakings  and   agreements  regarding  such

          selling Investor Shareholders  and the distribution or  any other representation required by law in connection therewith.



               3.7  Indemnification.
                    ---------------

                    3.7.1     In  the event  of  any  registration  of  any

          securities under  the Securities  Act pursuant  to this  Article,

          Petro  will indemnify  and hold  harmless  each selling  Investor

          Shareholder,  each  affiliate of  such  Investor  Shareholder and their respective directors and officers and general and limited partners, any underwriter and each other person, if any, who controls such selling Investor  Shareholder or underwriter within the meaning of  the Securities Act,  against any losses,  claims,

          damages, expenses or liabilities, joint or several, to which each such  selling Investor Shareholder  or underwriter or controlling person may become subject, under the Securities Act or otherwise,

          insofar  as such losses, claims, damages, expenses or liabilities

          (or  actions in respect  thereof) arise out of  or are based upon any untrue statement or alleged untrue statement of any  material fact  contained in  such  registration  statement or  preliminary prospectus (if used prior to the effective date of such registra-

          tion  statement) or final or summary prospectus contained therein

          (if used  during the  period the  Petro is  required to  keep the registration statement effective), or any amendment or supplement thereto, or arise  out of or are  based upon the omission  or al-

          leged omission  to state therein  a material fact required  to be stated therein or  necessary to make the  statements made therein not misleading,  and will  reimburse each  such selling  Investor

          Shareholder,  underwriter and controlling person for any legal or any  other expenses  reasonably  incurred as  incurred by  him in connection with  investigating or  defending any  such action  or

          claim,   excluding  any  amounts   paid  in  settlement   of  any

          litigation,  commenced  or  threatened,  if  such  settlement  is effected  without the prior  written consent of  Petro; provided,

          however, that  Petro will not  be liable to a  particular selling

          Investor Shareholder or underwriter in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged  omission  made  in  said  registration  statement,  said preliminary prospectus or said final or summary prospectus or any

          amendment   or  supplement  thereto,  in  reliance  upon  and  in

          conformity  with written information  furnished to Petro  by that selling Investor  Shareholder or  its  controlling affiliates  or representative,  or by  that  underwriter, as  the  case may  be,

          specifically for  use in  the preparation  thereof; and  provided further  that the indemnity  agreement contained in  this Section

          3.7 with respect to any preliminary prospectus shall not inure to the benefit of any selling Investor Shareholder or underwriter or to any person controlling the same in respect of any loss, claim,

          damage, liability  or action  asserted by  someone who  purchased shares from such person if a copy of the final prospectus (as the same  may be  amended or  supplemented)  in connection  with such registration statement was not sent  or given to such person with or prior to written  confirmation of the sale  and if the  untrue statement or omission or alleged  untrue statement or omission of a  material fact  contained in  such  preliminary prospectus  was corrected in the final prospectus.



                    3.7.2     In the  event of any registration  of securi-

          ties  under  the Securities  Act pursuant  to this  Article, each selling Investor Shareholder  shall indemnify  and hold  harmless

          Petro, each of its directors and officers, any underwriter and each other person, if any, who controls Petro or underwriter within the  meaning of the  Securities Act,  against any  losses,

          claims, damages or  liabilities, joint or several, to which Petro or  any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses,  claims, damages  or liabilities  (or actions  in respect  thereof) arise  out of,  or are  based upon,  any untrue statement or alleged  untrue statement of any  material fact con-

          tained in  such registration statement or  preliminary prospectus or final or  summary prospectus contained therein,  or any amend-

          ment or supplement thereto, or arise out of or are based upon the omission or  alleged omission  to state  therein a material  fact required to be stated therein or necessary to make the statements made therein  not misleading, and will reimburse Petro, each such director,  officer, underwriter  and controlling  person  for any legal or other  expenses reasonably incurred as incurred  by them in connection with investigating or  defending any such action or claim, excluding any  amounts paid in  settlement of any  litiga-

          tion, commenced  or threatened,  if such  settlement is  effected without the prior written consent of the Investor  Shareholder or his representative,  but in all  such cases  only if, and  to the extent that, any such loss,  claim, damage, liability or  expense arises  out of  or is based  upon an untrue  statement or alleged untrue statement or omission or alleged  omission therein made in

          reliance  upon  and   in  conformity  with  written   information

          furnished to Petro by the selling Investor Shareholder or its controlling affiliates or representative specifically for use in the preparation thereof.



                    3.7.3     Action Commenced.   Promptly after receipt by
                              ----------------

          a party  entitled to indemnification under Section 3.7.1 or 3.7.2 hereof of notice of the commencement of any action, such indemni-

          fied party  will, if  a claim in  respect thereof  is to  be made against the  indemnifying party  under either  of such  Sections,

          notify  the indemnifying  party in  writing  of the  commencement thereof;  provided,  however,  that  the  indemnifying  party  is relieved of its obligations hereunder by the failure to give such notice only  to the  extent the  indemnifying party is  adversely

          affected by  such failure.   In case  any such action  is brought

          against  the  indemnified  party  and  it  shall  so  notify  the indemnifying party  of the commencement thereof, the indemnifying party shall  be entitled  to participate in,  and, to  the extent that it  so chooses, to  assume the defense thereof  with counsel reasonably satisfactory to such indemnified  party; provided that the  indemnifying  party will  not  agree  to  the entry  of  any judgment or  to any settlement  without the prior consent  of the indemnified  party  (which  consent  shall  not  be  unreasonably withheld) unless such settlement requires no more than a monetary payment for  which the indemnifying party agrees to indemnify the indemnified party and includes a full, unconditional and complete release of  the indemnified  party; provided,  however, that  the indemnified party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the  indemnifying party's  counsel,  representation  of both  the

          indemnifying   party  and   the   indemnified   party  would   be

          inappropriate  under  the  applicable standards  of  professional conduct  due to actual  or potential differing  interests between them (except that  if the selling  Investor Shareholders are  the indemnifying party, such defense may  be assumed only in a manner chosen by the  holders of a majority in interest of the shares of

          Class A Common Stock included in the registration statement which is  the subject  of  such  action), and,  after  notice from  the indemnifying  party that it  so chooses, such  indemnifying party shall not be liable for  any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof;  provided, however, that if the indemnifying party fails to  take reasonable  steps necessary  to  diligently defend  such claim  within 20 days after receiving notice from the indemnified party  that the indemnified party believes the indemnifying party has failed to  take such steps, the indemnified  party may assume its own  defense and the  indemnifying party shall be  liable for any expenses therefor.  The indemnity agreements in  this Section shall be in  addition to any  liabilities which the  indemnifying

          parties  may  have  pursuant  to  law.    In  the event  that  an

          indemnifying party  assumes the defense  of an action  under this

          Section,  then  such  indemnifying party  shall,  subject  to the provisions of this Section, indemnify and hold harmless the indemnified party from any and all losses, claims, damages or liabilities by reason of such settlement or judgment.

                    3.7.4     Contribution.  If the  indemnity provided for
                              ------------

          in  the foregoing paragraphs  of this  Section is  unavailable or insufficient for any reason to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to  therein, then the indemnifying party, in lieu of indemnifying such indemnified party,  agrees to contribute to  the amount paid or  payable by such indemnified party as a result of such losses,

          claims,  damages  or   liabilities  in  such  proportion   as  is

          appropriate to reflect (i) the relative benefits received  by the indemnifying party on  the one hand and the  indemnified party on

          the   other  hand  from   the  sale  of   securities  under  such

          Registration  Statement,   (ii)  the   relative   fault  of   the

          indemnifying party on  the one hand and the  indemnified party on the  other hand  in connection  with  the statements,  actions or omissions  which  resulted  in such  losses,  claims,  damages or

          liabilities   and    (iii)   any    other   relevant    equitable

          considerations.  The relative fault  of the indemnifying party on the one hand and of the  indemnified party on the other hand  (i)

          in  the case  of  an  untrue or  alleged  untrue  statement of  a material  fact or  an omission  or  alleged omission  to state  a material fact, shall be  determined by reference to, among  other things, whether such statement or omission relates to information supplied by the  indemnifying party or by the  indemnified party,

          respectively, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission,  shall be  determined  by  reference  to,  among  other things, whether such  action or omission was taken  or omitted to be taken  by the  indemnifying party  or  the indemnified  party,

          respectively, and the parties' relative intent, knowledge, access

          to   information  and  opportunity  to  prevent  such  action  or

          omission.   The  parties agree  that  it would  not be  just  and

          equitable  if   contribution  pursuant   to  this   Section  were

          determined  by pro  rata allocation  or  by any  other method  of

          allocation  which  does   not  take  account  of   the  equitable

          considerations   referred   to  in   the   immediately  preceding

          sentences.  The  amount paid or payable by  the indemnified party as  a result  of  the  losses,  claims,  damages  or  liabilities referred to in such sentences shall be deemed to include, subject to the limitations  set forth above, any legal  or other expenses reasonably  incurred by such indemnified party in connection with investigating, preparing to  defend or defending any  such action or claim.

                    3.7.5     Non-Exclusivity.    The  obligations  of  the
                              ---------------

          parties under this Section shall  be in addition to any liability which any party may otherwise have to any other party.


          4.   Rule 144.
               --------

               For  so  long  as  Petro  continues to  be  subject  to  the requirements  of Section 12 of  the Exchange Act, Petro covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC  thereunder (or, if the Company is not required  to file such reports, it  will, upon the request of the  holders  of a  majority  of  the  shares of  the  Prudential

          Shareholders  or FRC Shareholders,  make publicly  available such information), and it will take such further action as the holders of a majority of the shares of the Prudential Shareholders or FRC

          Shareholders may reasonably  request, all to the  extent required from  time  to  time  to  enable  them  to  sell  shares  without registration  under the Securities  Act within the  limitation of the exemptions provided by (i) Rule 144 under the Securities Act,

          as such Rule  may be amended from  time to time ("Rule  144"), or

          (ii) any similar rule or regulation hereafter adopted by the SEC.

          Upon the  request of  a shareholder, Petro  will deliver  to such shareholders a written  statement as to  whether it has  complied

          with such  requirements.   Notwithstanding anything  contained in

          this  Section,  Petro may  deregister  under  Section 12  of  the

          Exchange Act if  it then is  permitted to do  so pursuant to  the

          Exchange Act and the rules and regulations thereunder.


          5.   Miscellaneous.
               -------------

               5.1  Amendment and Modification.  Subject to applicable law,
                    --------------------------

          this  Agreement  may  be amended,  modified  and  supplemented by written agreement of the parties hereto.



               5.2  Waiver of Compliance.  Any failure of Petro, on the one
                    --------------------

          hand, or Investor Shareholders, on  the other, to comply with any

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






          obligation,  covenant,  agreement  or  condition  herein  may  be

          expressly   waived  in  writing  by  a  managing  director,  vice

          president (of any  designation) or a  duly authorized officer  of each of  the Investor  Shareholders or  Petro, respectively,  but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.



               5.3  Notices.   All  notices,  requests,  demands and  other
                    -------

          communications  required  or  permitted  hereunder  shall  be  in writing and  shall be deemed to have been duly given if delivered by hand  or  mailed, certified  or registered  mail with  postage prepaid:




                              (a)  If to Petro, to:

                              Petroleum Heat and Power Co., Inc.
                              2187 Atlantic Street
                              Stamford, CT 06902
                              Attn: George Leibowitz
                              Senior Vice President

                              (with a copy to:)

                              Phillips, Nizer, Benjamin, Krim & Ballon
                              31 West 52nd Street
                              New York, NY 10019
                              Attn:  Alan Shapiro, Esq.

                              (b)   If to the FRC Shareholders, to:

                              First Reserve Corporation
                              475 Steamboat Road
                              Greenwich, Connecticut 06830
                              Attn:  William E. Macaulay

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






                              (c)   If to Prudential, to:

                              The Prudential Insurance Company of America
                              c/o Prudential Financial Restructuring Group
                              4 Gateway Center - 9th Fl.
                              100 Mulberry Street
                              Newark, NJ  07102-4069
                              Attn:  Managing Director
                              Fax:  201-802-2662

                              with a copy to:

                              Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                              New York, NY 10022-4669
                              Attn:  Duncan Stewart, Esq.
                              Fax:  212-821-8111


          or to such other person  or address as shareholders shall furnish to the Company in writing.



               5.4  Assignment.  This  Agreement and all of  the provisions
                    ----------

          hereof  shall be  binding upon  and inure  to the benefit  of the parties  hereto and  their  respective  successors and  permitted assigns,  but  neither this  Agreement  nor  any of  the  rights,

          interests or obligations  hereunder shall be  assigned by any  of the parties hereto without the prior written consent of the other parties, except that each Investor Shareholder shall be deemed to

          automatically  assign  its  rights,   interests  and  obligations

          hereunder  and shall be  released from its  obligations hereunder

          (and no consent will be  required) with respect to any securities that are sold, transferred, assigned or  otherwise disposed of by such Investor  Shareholder in  accordance with the  terms of  the

          Star Gas Shareholders' Agreement of even date herewith if such transferee agrees to be bound by the terms hereof or if such transferee is  Petro, provided that  the terms of  this Agreement shall not be binding  upon or inure to the benefit  of any person who  may acquire  any such  shares  in a  public  offering or  in ordinary brokerage transactions pursuant to Rule 144 following an initial  public  offering of  the Common  Stock and  the Investor

          Shareholder  will be released  from all obligations  hereunder in respect of any shares so transferred.

               5.5  Governing  Law.  This Agreement and the legal relations
                    --------------

          among the  parties hereto shall  be governed by and  construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

               5.6  Counterparts.     This   Agreement   may  be   executed
                    ------------

          simultaneously in two or  more counterparts, each of which  shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.7  Headings.  The headings of the Sections and Articles of
                    --------

          this Agreement are  inserted for convenience  only and shall  not constitute  a part hereof  or affect  in any  way the  meaning or interpretation of this Agreement.

               5.8  Entire Agreement.  This Agreement sets forth the entire
                    ----------------

          agreement and understanding of the  parties hereto in respect  of the  subject matter  contained herein,  and  supersede all  prior agreements,  promises,  covenants,  arrangements, communications,

          representations  or warranties, whether  oral or written,  by any officer, employee or representative of any party hereto.

               5.9  Third Parties.   Except  as specifically  set forth  or
                    -------------

          referred  to herein,  nothing  herein  expressed  or  implied  is intended  or shall  be construed to  confer upon  or give  to any person  or corporation other  than the  parties hereto  and their successors or
          assigns,  any rights  or  remedies  under or  by  reason of  this

          Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Agreement  to be  duly executed  and  their respective  corporate seals  to be  affixed hereto, all  as of  the day and  year first above written.
                                   PETROLEUM HEAT AND POWER CO., INC.

                                   By:  /s/ George Leibowitz
                                      --------------------------
                                        George Leibowitz
                                        Senior Vice President


          ACCEPTED AND AGREED:

          AMERICAN GAS & OIL INVESTORS            AmGO III

          By:  First Reserve                      By:  First Reserve
               Corporation,                            Corporation
               as managing general partner,            as  managing general
                                                       partner,

          By:  /s/ William Macaulay               By:  /s/ William Macaulay
             -------------------------                -------------------------
               William Macaulay                        William Macaulay
               Managing Director                       Managing Director


          AmGO II                                 THE  PRUDENTIAL INSURANCE
                                                  COMPANY OF AMERICA
          By:  First Reserve
               Corporation,                       By:  /s/ Jeff Diamond
               as managing general partner,          -------------------------
                                                       Jeff Diamond
                                                       Vice President

          By:  /s/ William Macaulay
             ---------------------------
               William Macaulay
               Managing Director

          FIRST RESERVE SECURED ENERGY ASSETS FUND, L.P.

          By:  First Reserve Corporation,
               as managing general partner


          By:  /s/ William Macaulay
             ---------------------------
               William Macaulay
               Managing Director

          FRC STAR GAS, INC.


          By:  /s/ William Macaulay
             --------------------------
               William Macaualay
               Managing Director
















































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